Exhibit 99.1

External Investor Relations

Contact:

Kirin Smith

PCG Advisory Group

(646) 863-6519

ksmith@pcgadvisory.com

Company Investor Relations/

Media Contact:

Todd Waltz

(408) 213-0940

investors@aemetis.com

Aemetis Appoints J. Michael Rockett as Executive Vice President, General Counsel and Corporate Secretary

CUPERTINO, Calif. – August 28, 2023 – Aemetis, Inc. (NASDAQ: AMTX), a renewable natural gas and renewable fuels company focused on negative carbon intensity products, has appointed J. Michael Rockett as Executive Vice President, General Counsel and Corporate Secretary, effective immediately.

Mr. Rockett brings over 28 years of relevant experience to the company. Prior to joining Aemetis, he was Vice President, General Counsel, and Corporate Secretary of InEnTec Inc., a developer of technology and facilities to convert waste into renewable fuels and chemical products. Mr. Rockett was formerly an attorney at the law firm of Pillsbury Winthrop Shaw Pittman LLP in San Francisco, and a Trial Attorney in the Environment and Natural Resources Division of the United States Department of Justice in Washington D.C. and San Francisco. He obtained his law degree, magna cum laude, from Lewis and Clark College and a Bachelor of Arts in Economics from Dartmouth College. Between college and law school, Mr. Rockett worked as an economist at a consulting firm providing services to energy companies.

“Aemetis completed the construction and operation of projects in the U.S. and India, and now has several new projects underway that are expected to significantly grow our revenues while reducing global carbon emissions,” said Eric McAfee, CEO of Aemetis. “We expect that Mike’s extensive experience and renewable sector knowledge will be instrumental in helping us successfully execute those projects and achieve the goals of our Five Year Plan. We are pleased to have Mike on board and look forward to his immediate impact on our growth plans.”

“Joining Aemetis during this period of rapid growth is an exciting opportunity to contribute to an experienced management team that has already demonstrated success in the development and operation of complex renewable fuels production facilities,” Rockett stated.

In addition to corporate and commercial law, Mr. Rockett has extensive experience in environmental law, low carbon renewable fuels, and the permitting and development of industrial facilities. Aemetis currently produces ethanol, biodiesel, renewable natural gas, and other products. Mr. Rockett’s sector specific experience is especially valuable as Aemetis is actively developing facilities to expand the production of renewable natural gas from dairies, produce renewable diesel and sustainable aviation fuel, commercialize renewable feedstocks for biofuels production, and provide long-term sequestration of carbon dioxide.

About Aemetis

Headquartered in Cupertino, California, Aemetis is a renewable natural gas, renewable fuel and biochemicals company focused on the acquisition, development and commercialization of innovative technologies that replace petroleum-based products and reduce greenhouse gas emissions.  Founded in 2006, Aemetis is expanding a California dairy biogas digester network and pipeline system to convert dairy waste gas into Renewable Natural Gas. Aemetis owns and operates a 65 million gallon per year ethanol production facility in California’s Central Valley near Modesto that has supplied about 80 dairies with animal feed. Aemetis also owns and operates a 50 million gallon per year production facility on the East Coast of India producing high quality distilled biodiesel and refined glycerin for customers in India and Europe.  Aemetis is developing sustainable aviation fuel (SAF) and renewable diesel fuel biorefineries in California to utilize distillers corn oil, refined tallow and other renewable oils to produce low carbon intensity renewable jet and diesel fuel using renewable hydrogen from waste orchard and forest wood, while pre-extracting cellulosic sugars from the waste wood to be processed into high value cellulosic ethanol at the Keyes plant. Aemetis holds a portfolio of patents and exclusive technology licenses to produce renewable fuels and biochemicals.  For additional information about Aemetis, please visit www.aemetis.com.

Safe Harbor Statement

This news release contains forward-looking statements, including statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events or other statements that are not historical facts. Forward-looking statements in this news release include, without limitation, statements relating to the development and construction of the Aemetis projects, expected greenhouse gas emission reductions from the projects, and our ability to promote, develop and deploy technologies to produce renewable fuels and biochemicals.  Words or phrases such as “anticipates,” “may,” “will,” “should,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “showing signs,” “targets,” “view,” “will likely result,” “will continue” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on current assumptions and predictions and are subject to numerous risks and uncertainties.  Actual results or events could differ materially from those set forth or implied by such forward-looking statements and related assumptions due to certain factors, including, without limitation, competition in the ethanol, biodiesel and other industries in which we operate, commodity market risks including those that may result from current weather conditions, financial market risks, customer adoption, counter-party risks, risks associated with changes to federal policy or regulation, and other risks detailed in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and in our subsequent filings with the SEC. We are not obligated, and do not intend, to update any of these forward-looking statements at any time unless an update is required by applicable securities laws.